Exhibit 99.1

Contact: Adam Smith
Senior Vice President, Investor Relations
Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION DECLARES QUARTERLY DISTRIBUTION

BOSTON, MASSACHUSETTS - December 14, 2023 - American Tower Corporation (NYSE: AMT) today announced that its board of directors has declared its quarterly cash distribution of $1.70 per share on shares of the Company’s common stock. The distribution is payable on February 1, 2024 to the stockholders of record at the close of business on December 28, 2023.

About American Tower

American Tower, one of the largest global REITs, is a leading independent owner, operator and developer of multitenant communications real estate with a portfolio of nearly 225,000 communications sites and a highly interconnected footprint of U.S. data center facilities. For more information about American Tower, please visit the “Earnings Materials” and “Investor Presentations” sections of our investor relations website at www.americantower.com.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions and other statements that are not necessarily based on historical facts. Actual results may differ materially from those indicated in the Company’s forward-looking statements as a result of various factors, including those factors set forth in Item 1A of its Form 10-K for the year ended December 31, 2022, as updated in its Form 10-Q for the six months ended June 30, 2023, each under the caption “Risk Factors.” The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

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